UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 30, 2018, Lilis Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with OneEnergy Partners Operating, LLC (“OEP”) for the purchase of certain oil and gas properties and related assets in the Delaware Basin (the “Acquisition”).

On March 15, 2018, the Company completed the Acquisition for an aggregate, as adjusted purchase price of approximately $40 million in cash and 6,940,722 shares of the Company’s common stock (the “Shares”). The cash portion of the consideration for the Acquisition was funded with the net proceeds from a recently completed preferred stock issuance.

The acquired properties include approximately 2,798 net leasehold acres in the Delaware Basin in Lea County, New Mexico, with average daily net production for the year ended December 31, 2017 of approximately 425 barrels of oil equivalent.

The Purchase Agreement includes registration rights provisions pursuant to which, among other matters, (i) the Company is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering for resale the Shares and (ii) OEP has piggyback rights to include Shares in certain underwritten offerings.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full copy of the Purchase and Sale Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 1, 2018 and incorporated in this Current Report by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement and the issuance of the Shares thereunder set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Shares were issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosure.

On March 19, 2018, the Company issued a press release, attached as Exhibit 99.1, announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description

2.1	Purchase and Sale Agreement, dated as of January 30, 2018, by and between Lilis Energy, Inc. and OneEnergy Partners Operating, LLC. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 1, 2018)*

99.1	Press Release of Lilis Energy, Inc. dated March 19, 2018.

* Schedules and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2018	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer